Exhibit (a)(1)(J)

Offer to Purchase for Cash
Up to 3,500,000 Shares of its Common Stock (including Associated Preferred Share Purchase Rights) At a Purchase Price Not Greater Than $2.60
Nor Less Than $ 2.20 Per Share
by
Aware, Inc.

THE TENDER OFFER HAS BEEN AMENDED AND EXTENDED, THE TENDER OFFER , PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON APRIL 17 , 2009, UNLESS AWARE FURTHER EXTENDS THE TENDER OFFER.

April 3 , 2009

To Our Clients:

Enclosed for your consideration  is a supplement to the offer to purchase, dated April 3, 2009 (together with the offer to purchase, as amended or supplemented from time to time, the “offer to purchase”), and the related amended and restated letter of transmittal ( as amended or supplemented from time to time, the “letter of transmittal”, which, together with  the offer to purchase, constitute the “tender offer”), in connection with the tender offer by Aware, Inc., a Massachusetts corporation (“Aware”), to purchase up to 3,500,000 shares of its common stock, par value $0.01 per share (the “shares”), including the associated preferred share purchase rights issued under the Rights Agreement dated as of October 2, 2001 between Aware and Computershare Trust Company, N.A., as Rights Agent, as amended on September 6, 2007, at a price per share not greater than $2.60 nor less than $ 2.20 , net to the seller in cash, without interest, upon the terms and subject to the conditions of the tender offer. Unless otherwise indicated, all references to the shares include the associated preferred share purchase rights, and a tender of shares constitutes a tender of these associated rights.

Given the prices specified by tendering stockholders and the number of shares properly tendered and not properly withdrawn, Aware will select the lowest price between (and including) $1.80 and $ 2.20 per share (the “Purchase Price”) that will enable it to purchase 3,500,000 shares, or, if a lesser number of shares is properly tendered, all shares that are properly tendered and not properly withdrawn. All shares purchased by Aware under the tender offer will be purchased at the same per share price.

All shares properly tendered before the expiration date (as specified in Section 1 of the offer to purchase) at prices at or below the Purchase Price and not properly withdrawn will be purchased by Aware at the Purchase Price, net to the seller in cash, without interest, upon the terms and subject to the conditions of the tender offer, including the “odd lot,” proration and conditional tender provisions thereof. All shares tendered at prices in excess of the Purchase Price and all shares that Aware does not accept for purchase because of proration or conditional tenders will be returned at Aware’s expense to the stockholders that tendered such shares as promptly as practicable after the expiration date. Aware expressly reserves the right, in its sole discretion, to purchase more than 3,500,000 shares under the tender offer, subject to applicable law.

We are the owner of record of shares held for your account. As such, we are the only ones who can tender your shares, and then only pursuant to your instructions. We are sending you the letter of transmittal for your information only. You cannot use the letter of transmittal to tender shares we hold for your account. The letter of transmittal must be completed and executed by us, according to your instructions.

Please instruct us as to whether you wish us to tender, on the terms and subject to the conditions of the tender offer, any or all of the shares we hold for your account, by completing and signing the Instruction Form enclosed herein.

Please note carefully the following:

                    1. You may tender shares at prices not greater than $2.60 nor less than $ 2.20 per share as indicated in the enclosed Instruction Form, net to you in cash, without interest.

2. You should consult with your broker and/or your tax advisor as to whether (and if so, in what manner) you should designate the priority in which you want your tendered shares to be purchased in the event of proration.

3. The tender offer is not conditioned upon any minimum number of shares being tendered. The tender offer is, however, subject to other conditions set forth in Section 7 of the offer to purchase, which you should read carefully.

4. The tender offer, the proration period and the withdrawal rights will expire at 5:00 p.m., New York City time, on April 17 , 2009, unless Aware extends the tender offer.

5. The tender offer is for up to 3,500,000 shares, constituting approximately 15% of the shares of common stock outstanding as of February 24, 2009.

6. Tendering stockholders who are registered stockholders or who tender their shares directly to Computershare Trust Company, N.A., the depositary for the tender offer, will not be obligated to pay any brokerage commissions or fees, solicitation fees, or (except as set forth in the offer to purchase and Instruction 9 to the letter of transmittal) stock transfer taxes on Aware’s purchase of shares under the tender offer.

7. If you (i) own beneficially or of record an aggregate of fewer than 100 shares, (ii) instruct us to tender on your behalf ALL of the shares you own at or below the Purchase Price before the expiration date and (iii) check the box captioned “Odd Lots” in the attached Instruction Form, then Aware, upon the terms and subject to the conditions of the tender offer, will accept all of your tendered shares for purchase regardless of any proration that may be applied to the purchase of other shares properly tendered but not meeting the above conditions.

8. If you wish to condition your tender upon the purchase of all shares tendered or upon Aware’s purchase of a specified minimum number of the shares that you tender, you may elect to do so and thereby avoid (in full or in part) possible proration of your tender. Aware’s purchase of shares from all tenders which are so conditioned will be determined, to the extent necessary, by random lot. To elect such a condition, complete the section captioned “Conditional Tender” in the attached Instruction Form.

9. If you wish to tender portions of your shares at different prices, you must complete a SEPARATE Instruction Form for each price at which you wish to tender each such portion of your shares. We must and will submit separate letters of transmittal on your behalf for each price you will accept.

10. The Board of Directors of Aware has approved the tender offer. However, none of Aware, its Board of Directors, the dealer manager or the information agent makes any recommendation to stockholders as to whether to tender or refrain from tendering their shares for purchase, or as to the price or prices at which stockholders should choose to tender their shares. Stockholders must make their own decisions as to whether to tender their shares and, if so, how many shares to tender and the price or prices at which they should tender such shares. Aware’s directors and executive officers have advised Aware that they do not intend to tender any shares in the tender offer.

If you wish to have us tender any or all of your shares, please instruct us to that effect by completing, executing, and returning to us the enclosed Instruction Form. A pre-addressed envelope is enclosed for your convenience. If you authorize us to tender your shares, we will tender all of the shares that we hold beneficially for your account unless you specify otherwise on the enclosed Instruction Form.

Please forward your completed Instruction Form to us in a timely manner to give us ample time to permit us to submit the tender on your behalf before the expiration date of the tender offer. The tender offer, proration period and withdrawal rights will expire at 5:00 p.m., New York City time, on April 17 , 2009, unless Aware extends the tender offer.

As described in the offer to purchase, if more than 3,500,000 shares, or such greater number of shares as Aware may elect to purchase in accordance with applicable law, are properly tendered at or below the Purchase Price and not properly withdrawn before the expiration date, then Aware will accept shares for purchase at the Purchase Price in the following order of priority:

1. First, Aware will purchase all shares properly tendered at or below the Purchase Price and not properly withdrawn before the expiration date by any “odd lot” holder who:

(a)  tenders ALL of the shares owned beneficially or of record by such odd lot holder at or below the Purchase Price before the expiration date (partial tenders will not qualify for this preference); AND

(b) completes the section captioned “Odd Lots” on the letter of transmittal and, if applicable, on the notice of guaranteed delivery, without regard to any proration that would otherwise be applicable to such “odd lot” shares.

2. Second, after Aware has purchased all properly tendered (and not properly withdrawn) “odd lot” shares, Aware will purchase all other shares properly tendered at or below the Purchase Price before the expiration date (and not properly withdrawn) on a pro rata basis if necessary, subject to the conditional tender provisions described in Section 6 of the offer to purchase, and with adjustments to avoid purchases of fractional shares, all as provided in the offer to purchase.

3. Third, and only if necessary to permit Aware to purchase 3,500,000 shares (or such greater number of shares as Aware may elect to purchase subject to applicable law), Aware will purchase properly tendered shares from holders who have tendered shares conditionally (and for whom the condition was not initially satisfied) by random lot to the extent feasible. To be eligible for purchase by random lot, stockholders whose shares are conditionally tendered (and for whom the condition was not initially satisfied) must have tendered all of their shares.

The tender offer is being made solely under the offer to purchase and the letter of transmittal and is being made to all record holders of shares. The tender offer is not being made to, nor will tenders be accepted from or on behalf of, holders of shares residing in any jurisdiction in which the making of the tender offer or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

YOUR PROMPT ACTION IS REQUESTED. PLEASE FORWARD YOUR COMPLETED INSTRUCTION FORM TO US IN AMPLE TIME TO PERMIT US TO SUBMIT THE TENDER ON YOUR BEHALF BEFORE THE EXPIRATION OF THE TENDER OFFER.

Instruction Form with Respect to
Aware, Inc.

Offer to Purchase for Cash
Up to 3,500,000 Shares of its Common Stock
(including Associated Preferred Share Purchase Rights)
At a Purchase Price Not Greater Than $2.60
Nor Less Than $ 2.20 Per Share

The undersigned acknowledge(s) receipt of your letter in connection with the tender offer by Aware, Inc., a Massachusetts corporation (“Aware”), to purchase up to 3,500,000 shares of its common stock, par value $0.01 per share (the “shares”), including the associated preferred share purchase rights issued under the Rights Agreement dated as of October 2, 2001 between Aware and Computershare Trust Company, N.A., as Rights Agent, as amended on September 6, 2007, at a price per share not greater than $2.60 nor less than $ 2.20 , net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the offer to purchase, dated March 5, 2009 (as amended or supplemented from time to time, the “offer to purchase”) and the related amended and restated letter of transmittal (as amended or supplemented from time to time, the “letter of transmittal,” which, together with  the offer to purchase,  constitute the “tender offer”). Unless otherwise indicated, all references to the shares include the associated preferred share purchase rights, and a tender of shares includes a tender of the associated rights.

The undersigned understands that, given the prices specified by tendering stockholders and the number of shares properly tendered and not properly withdrawn, Aware will select the lowest price between (and including) $ 2.20 and $2.60 per share (the “Purchase Price”) that will enable it to purchase 3,500,000 shares, or, if a lesser number of shares is properly tendered, all shares that are properly tendered and not properly withdrawn. All shares purchased by Aware under the tender offer will be purchased at the same per share price. Aware will purchase all shares properly tendered at prices at or below the Purchase Price (and not properly withdrawn) at the Purchase Price, net to the seller in cash, without interest, upon the terms and subject to the conditions of the tender offer, including the odd lot, proration and conditional tender provisions described in the offer to purchase. All other shares, including shares tendered at prices in excess of the Purchase Price and shares that Aware does not accept for purchase because of proration or conditional tenders will be returned at Aware’s expense to the stockholders that tendered such shares as promptly as practicable after the expiration date.

The undersigned hereby instruct(s) you to tender to Aware the number of shares indicated below or, if no number is indicated, all shares you hold for the account of the undersigned, at the price per share indicated below, in accordance with the terms and subject to the conditions of the tender offer.

NUMBER OF SHARES TO BE TENDERED BY YOU FOR THE ACCOUNT OF THE UNDERSIGNED:

_______________________SHARES*

*  Unless you indicate otherwise, we will assume that you are instructing us to tender all of the shares that we hold for your account.

CHECK ONE AND ONLY ONE BOX ON THIS PAGE. IF YOU CHECK MORE THAN ONE BOX, OR IF YOU DO NOT CHECK ANY BOX, YOU WILL HAVE FAILED TO VALIDLY TENDER ANY SHARES.

PRICE AT WHICH YOU ARE TENDERING
(See Instruction 5 of the letter of transmittal)

SHARES TENDERED AT PRICE DETERMINED PURSUANT TO THE TENDER OFFER: (See Instruction 5 of the letter of transmittal)

☐
The undersigned wants to maximize the chance of having Aware purchase all shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this ONE box INSTEAD OF ONE OF THE PRICE BOXES BELOW, the undersigned hereby tenders shares and is willing to accept the purchase price determined by Aware pursuant to the tender offer (the “Purchase Price”). This action could result in receiving a price per share as low as $ 2.20 per share.

– OR –

SHARES TENDERED AT PRICE DETERMINED BY STOCKHOLDER: (See Instruction 5 of the letter of transmittal)

By checking ONE of the boxes below INSTEAD OF THE BOX ABOVE, the undersigned hereby tenders shares at the price checked. This action could result in none of the shares being purchased if the Purchase Price is less than the price checked below. A stockholder who desires to tender shares at more than one price must complete a separate letter of transmittal for each price at which the stockholder tenders shares. You cannot tender the same shares at more than one price, unless you have previously validly withdrawn those shares tendered at a different price in accordance with Section 4 of the offer to purchase.

Price (in Dollars) Per Share at Which Shares Are Being Tendered

☐  $2.20                                ☐  $2.30                                ☐  $2.40        ☐  $2.50                                ☐  $2.60

You WILL NOT have validly tendered your shares
unless you check ONE AND ONLY ONE BOX ON THIS PAGE

ODD LOTS
(See Instruction 6 of the letter of transmittal)

To be completed only if shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 shares.

On the date hereof, the undersigned either (check ONE box):

☐	is the beneficial or record owner of an aggregate of fewer than 100 shares and is tendering all of those shares.

In addition, the undersigned is tendering shares (check ONE box):

☐
at the Purchase Price, which will be determined by Aware in accordance with the terms of the tender offer (persons checking this box should check the first box on the previous page, under the heading “Shares Tendered at Price Determined Pursuant to the Tender Offer”); or

☐	at the price per share indicated under the heading “Shares Tendered at Price Determined by Stockholder.”

CONDITIONAL TENDER
(See Instruction 11 of the letter of transmittal)

A tendering stockholder may condition his or her tender of shares upon Aware purchasing a specified minimum number of the shares tendered, as described in Section 6 of the offer to purchase.  Unless Aware purchases at least the minimum number of shares you indicate below pursuant to the terms of the tender offer, Aware will not purchase any of the shares tendered below. It is the tendering stockholder’s responsibility to calculate that minimum number, and each stockholder should consult his or her own tax advisor in doing so. Unless you check the box immediately below and specify, in the space provided, a minimum number of shares that Aware must purchase from you if Aware purchases any shares from you, Aware will deem your tender offer unconditional.

☐	The minimum number of shares that Aware must purchase from me, if Aware purchases any shares, is:____________________________ shares.

If, because of proration, Aware will not purchase the minimum number of shares from you that you designate, Aware may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering stockholder must have tendered all of his or her shares. To certify that you are tendering all of your shares, check the box below.

☐	The tendered shares represent all shares held by the undersigned.

THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE OPTION AND RISK OF THE TENDERING STOCKHOLDER. IF DELIVERY IS BY MAIL, WE RECOMMEND REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED. IN ALL CASES, PLEASE ALLOW SUFFICIENT TIME TO ASSURE DELIVERY.

–PLEASE SIGN ON THE NEXT PAGE –

SIGNATURE

Please Print

Signature(s): ______________________________________________________________________________________________________

                        ______________________________________________________________________________________________________

Name(s):        ______________________________________________________________________________________________________

Taxpayer Identification or
Social Security Number:        ___________________________________________________________________________________________

Addresses):  ______________________________________________________________________________________________________
(include zip code)

Area Code & Phone Number(s): ________________________________________________________________________________________

Date:  ____________________________________________________________________________________________________________